Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. ANNOUNCES NEW STOCK REPURCHASE PROGRAM

Authorizes up to 300,000 Shares to be Repurchased, or 4.5% of Total Shares Outstanding

HOPKINSVILLE, Ky. (November 16, 2017) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (“Heritage”), today reported that its Board of Directors approved the commencement of a new stock repurchase program of up to 300,000 shares of the Company’s outstanding common stock, or approximately 4.5% of the total shares outstanding.

“The Board’s approval of a new stock repurchase program highlights their confidence in the future of HopFed and Heritage Bank USA,” stated John E. Peck, President and CEO. “HopFed’s third quarter results were excellent with net income rising 93.4% to $3.5 million and net loans growing 7.6% to $630.2 million compared with the third quarter of last year. Our third quarter growth rates were well above our peers in the industry and demonstrate the progress we’ve made to build our bank’s book value. The Board believes the new stock repurchase program will also benefit long-term shareholder value by returning a portion of our earnings to shareholders through the buyback program.”

In October of 2014, the Company’s Board of Directors authorized a 300,000 stock repurchase program that will expire on December 31, 2017. At November 15, 2017, the Company had 30,326 shares remaining under this plan. The Company intends to complete the current repurchase program before repurchasing shares under the new program.

The Company will conduct repurchases through various means, including, without limitation, open market transactions or in privately negotiated transactions. The timing and size of these repurchases will depend on market conditions and other factors and will be made at the discretion of the Company’s management. There is no guarantee as to the exact number of shares to be repurchased by the Company. The share repurchase program does not obligate the Company to acquire a specific number of shares in any period and may be modified, suspended, extended or discontinued at any time, without prior notice.

HopFed Bancorp and Heritage Bank USA, Inc.

HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. (“Heritage Bank”), a Kentucky state chartered commercial bank. Heritage Bank has eighteen offices in western Kentucky and middle Tennessee and loan production offices in Nashville, Tennessee and Brentwood, Tennessee. The Company offers a broad line of financial services and products with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank is located on its website www.bankwithheritage.com.

Forward-Looking Information

This press release may contain forward-looking statements. Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. The words “believe,” “expect,” “seek,” and “intend” and similar expressions identify forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may include, but are not limited to, projections of income or loss, expenditures, acquisitions, plans for future operations, financing needs or plans relating to services of the Company, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of revisions which may be made to forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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